UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2026

Group 1 Automotive, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-13461	76-0506313
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

730 Town and Country Blvd, Suite 500
Houston, Texas 77024
(Address of Principal Executive Offices, including zip code)

Registrant’s Telephone Number, Including Area Code: (713) 647-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GPI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 22, 2026, Group 1 Automotive, Inc. (the “Company”) completed a private offering to eligible purchasers (the “Offering”) of (i) $625.0 million aggregate principal amount of its 6.250% Senior Notes due 2032 (the “2032 Notes”) and (ii) $625.0 million aggregate principal amount of its 6.625% Senior Notes due 2035 (the “2035 Notes” and, together with the 2032 Notes, the “Notes”), along with the related guarantees of the Notes (the “Guarantees”). The Company received net proceeds of approximately $1,236.0 million from the Offering, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds of the Offering, together with cash on hand, to fund the purchase price for its previously announced acquisition of certain dealership assets and related real estate from Hennessy Automobile Companies, Inc. and certain of its affiliates (the “Hennessy Acquisition”) and to pay related fees and expenses. Pending the closing of the Hennessy Acquisition, the Company intends to use the net proceeds of the Offering to repay a portion of the outstanding borrowings under the acquisition line under its revolving credit facility, which the Company expects to reborrow at the closing of the Hennessy Acquisition to fund a portion of the purchase price.

The Notes and Guarantees were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and were resold by the initial purchasers to persons reasonably believed to be qualified institutional buyers under Rule 144A of the Securities Act and to persons outside of the United States pursuant to Regulation S of the Securities Act.

The information contained in this Current Report on Form 8-K, including the exhibits, shall not constitute an offer to sell or the solicitation of an offer to buy the Notes nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Indentures and Senior Notes

The 2032 Notes were issued under and are governed by the indenture, dated September 22, 2026 (the “2032 Notes Indenture”), by and among the Company, the guarantors party thereto (the “2032 Notes Guarantors”) and Computershare Trust Company, N.A., as trustee (the “Trustee”). The 2035 Notes were issued under and are governed by the indenture, dated September 22, 2026 (the “2035 Notes Indenture” and, together with the 2032 Notes Indenture, the “Indentures”), by and among the Company, the guarantors party thereto (the “2035 Notes Guarantors” and, together with the 2032 Notes Guarantors, the “Guarantors”) and the Trustee.

Maturity and Interest

The 2032 Notes will mature on February 1, 2032, and interest is payable on the 2032 Notes on February 1 and August 1 of each year, commencing on February 1, 2027.

The 2035 Notes will mature on February 1, 2035, and interest is payable on the 2035 Notes on February 1 and August 1 of each year, commencing on February 1, 2027.

Ranking

The Notes are the Company’s senior unsecured obligations and will rank: (i) equal in right of payment with all existing and future senior unsecured indebtedness of the Company; (ii) effectively subordinated to all existing and future senior secured debt of the Company to the extent of the value of the assets securing such debt; (iii) senior in right of payment to all existing and future subordinated indebtedness of the Company; and (iv) structurally subordinated to all existing and future liabilities (including trade payables) of any non-guarantor subsidiaries. The Guarantees will rank equally in right of payment with all of the Guarantors’ existing and future senior indebtedness and senior in right of payment to all of the Guarantors’ existing and future subordinated indebtedness.

Redemption

2032 Notes

At any time prior to February 1, 2030, the Company may redeem up to 40% of the original principal amount of the 2032 Notes using the proceeds of certain equity offerings at a redemption price of 106.250% of the principal amount of the 2032 Notes, together with accrued and unpaid interest, if any, to, but excluding, the date of redemption, provided that:

(i)	at least 60% of the aggregate principal amount of all 2032 Notes issued remains outstanding after each such redemption; and

(ii)	the redemption occurs within 120 days of the date of the closing of such equity offering.

Prior to February 1, 2030, the Company may redeem all or a part of the 2032 Notes at a redemption price equal to 100% of the principal amount of the 2032 Notes redeemed plus an applicable make-whole premium as of, and accrued and unpaid interest, if any, on the 2032 Notes redeemed to, the applicable date of redemption.

On or after February 1, 2030, the Company may on any one or more occasions redeem all or a part of the 2032 Notes at the following redemption prices (expressed as percentages of the principal amount) plus accrued and unpaid interest, if any, on the 2032 Notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the 12-month period beginning on February 1 of the years indicated:

Year	Percentage
2030	103.125%
2031	101.563%
2032 and thereafter	100.000%

If the Hennessy Acquisition is not consummated on or prior to the later of (x) January 6, 2027 (the “Outside Date”) and (y) such date to which the Outside Date under the Acquisition Agreement (as defined in the 2032 Notes Indenture) may be extended in accordance with the terms thereof (such later date, the “Special Mandatory Redemption Outside Date”), or upon the occurrence of certain other events, including the termination of the Acquisition Agreement prior to the Special Mandatory Redemption Outside Date, the Company will be required to redeem all of the 2032 Notes then outstanding at a redemption price equal to 100% of the initial issue price thereof, plus accrued and unpaid interest, if any, from the issue date to, but excluding, the redemption date.

2035 Notes

At any time prior to February 1, 2031, the Company may redeem up to 40% of the original principal amount of the 2035 Notes using the proceeds of certain equity offerings at a redemption price of 106.625% of the principal amount of the 2035 Notes, together with accrued and unpaid interest, if any, to, but excluding, the date of redemption, provided that:

(i)	at least 60% of the aggregate principal amount of all 2035 Notes issued remains outstanding after each such redemption; and

(ii)	the redemption occurs within 120 days of the date of the closing of such equity offering.

Prior to February 1, 2031, the Company may redeem all or a part of the 2035 Notes at a redemption price equal to 100% of the principal amount of the 2035 Notes redeemed plus an applicable make-whole premium as of, and accrued and unpaid interest, if any, on the 2035 Notes redeemed to, the applicable date of redemption.

On or after February 1, 2031, the Company may on any one or more occasions redeem all or a part of the 2035 Notes at the following redemption prices (expressed as percentages of the principal amount) plus accrued and unpaid interest, if any, on the 2035 Notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the 12-month period beginning on February 1 of the years indicated:

Year	Percentage
2031	103.313%
2032	101.656%
2033 and thereafter	100.000%

Change of Control

Upon the occurrence of a Change of Control (as defined in each of the Indentures), the Company will be required to make an offer to purchase all outstanding Notes at a purchase price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Covenants

Each of the Indentures restricts the Company’s ability and the ability of its Restricted Subsidiaries (as defined in each of the Indentures) to: (i) incur additional indebtedness and guarantee indebtedness; (ii) pay dividends or make other distributions or repurchase or redeem the Company’s capital stock; (iii) prepay, redeem or repurchase certain debt; (iv) issue certain preferred stock or similar equity securities; (v) make loans and investments; (vi) sell assets; (vii) incur liens; (viii) enter into transactions with affiliates; (ix) enter into agreements restricting the Company’s subsidiaries’ ability to pay dividends; and (x) consolidate, merge or sell substantially all of the Company’s assets. These covenants are subject to a number of important exceptions and qualifications. Certain covenants will be suspended and will not apply to the Notes for such period of time, if any, that the Notes have investment grade ratings from either S&P Global Ratings or Moody’s Investors Service, Inc. and no default or event of default shall have occurred and be continuing at the time of suspension.

Events of Default

Each of the Indentures contains customary events of default, including:

•	failure to pay principal of (or premium, if any, on) any Note when due and payable, at maturity, upon redemption or otherwise;

•	failure to pay any interest on any Note when due and payable and such default continues for 30 days;

•	default in the payment of principal and interest on Notes required to be purchased pursuant to an offer to purchase when due and payable;

•	failure by the Company to comply with its obligations under the Indentures, in certain cases subject to notice and grace periods;

•	payment defaults and accelerations with respect to other indebtedness of the Company and its Restricted Subsidiaries in the aggregate principal amount of $250.0 million or more;

•	failure by the Company or any Restricted Subsidiary to pay certain final judgments aggregating in excess of $250.0 million within 60 days;

•

certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Restricted Subsidiary (as defined in the Indentures) or group of Restricted Subsidiaries that, taken together, would constitute a Significant Restricted Subsidiary; and

•	any Guarantee of the Notes by a Guarantor ceases to be in full force and effect, is declared unenforceable or invalid in a judicial proceeding or is denied or disaffirmed by its maker.

The foregoing description of the Indentures is a summary only and is qualified in its entirety by the full text of the 2032 Notes Indenture and the 2035 Notes Indenture, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K, and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03 of this Form 8-K.

Item 8.01	Other Events.

On September 22, 2026, the Company issued a press release announcing the closing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this report, which is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	2032 Notes Indenture, dated as of September 22, 2026, by and among Group 1 Automotive, Inc., the guarantors party thereto and Computershare Trust Company, N.A., as trustee.

4.2	2035 Notes Indenture, dated as of September 22, 2026, by and among Group 1 Automotive, Inc., the guarantors party thereto and Computershare Trust Company, N.A., as trustee.

4.3	Form of 6.250% Senior Notes due 2032 (included as Exhibit A to Exhibit 4.1).

4.4	Form of 6.625% Senior Notes due 2035 (included as Exhibit A to Exhibit 4.2).

99.1	Press Release of Group 1 Automotive, Inc. dated as of September 22, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2026

Group 1 Automotive, Inc.

By:	/s/ Gillian A. Hobson
Name:	Gillian A. Hobson
Title:	Senior Vice President